InspireMD Announces Planned Recapitalization

Tel Aviv, Israel— November 29, 2017 - InspireMD, Inc. (NYSE MKT:NSPR), a leader in embolic prevention systems (EPS) / thrombus management technologies and neurovascular devices, today announced that it entered into a securities purchase agreement with an institutional investor for the issuance and sale of 750 shares of InspireMD’s Series D Preferred Stock for aggregate gross proceeds of $750,000 as part of a planned recapitalization of the Company.

James Barry, PhD, Chief Executive Officer of InspireMD, commented, “At the time of our last capital raise, we were in the early stages of a turnaround, which limited our funding options and resulted in a complicated capital structure. We have since executed against our operational plan as illustrated by the strong sequential and year-over-year growth in sales of CGuard™ EPS. Despite this growth, our current capital structure has proven an impediment to driving shareholder value. As such, we decided to undertake a proposed recapitalization. We believe these steps were necessary and will ultimately prove beneficial for shareholders given the operational success we are now experiencing.”

The Series D Preferred are convertible into shares of common stock at the lesser of $0.50 or 60% of the closing bid price immediately prior to the closing date under the securities purchase agreement, which shall be the earlier of December 11, 2017, and the date immediately following the date that the closing bid price of the common stock is $0.33 per share or less, subject to a $0.20 floor (“Series D Conversion Price”). To the extent that the Series D Conversion Price is greater than $0.33, it will be reset to $0.20 per share if the price of the common stock is less than $0.33 per share at any time subsequent to the closing date. The Series D preferred stock does not contain any substantive features that differ materially from the Company’s common stock other than a mechanism that would prevent a holder of such preferred stock from converting the preferred stock into common stock or voting such preferred stock to the extent it would cause such holder to beneficially own more than 19.99% of the Company’s common stock until shareholder approval of the conversion of the Series D Preferred into in excess of 19.99% of our outstanding common stock. The closing is subject to the satisfaction of customary closing conditions.

As a result of the issuance and sale of the Series D Preferred Stock, the conversion price of the outstanding shares of Series B Stock will be reduced to the Series D Conversion Price pursuant to the anti-dilution adjustment provisions of the Series B Preferred Stock. There will, however, be no change to the conversion price of the outstanding Series C Preferred Stock as a result of holders of a majority of the outstanding Series C Preferred Stock consenting to an amendment to the terms of the Series C Preferred exempting the issuance of the Series D Preferred from the anti-dilution adjustment provisions of the Series C Preferred Stock.

Among other things, in connection with the securities purchase agreement, the Company has agreed (1) to refrain from issuing shares of common stock until 90 days after the closing date of the securities purchase agreement, except that the Company may commence an offering of its common stock or common stock equivalents for gross proceeds of at least $8 million (a “Qualified Offering”) at any time after February 26, 2018, and make certain other exempt issuances, (2) to use 12.5% of the proceeds from any subsequent offering of the Company’s securities to redeem the outstanding shares of Series B Preferred Stock owned by the purchasers executing the securities purchase until the Company has redeemed an aggregate of up to $1.5 million of stated value of Series B Preferred Stock, and (3) to refrain from entering into certain variable rate transactions until the date that is six months after the closing date.

In addition, upon the consummation of a Qualified Offering, the purchaers have agreed to exchange shares of Series B Preferred Stock and Series C Preferred Stock owned by them into the securities sold by the Company in the Qualified Offering upon the terms set forth in the securities purchase agreement. The purchasers shall also have the option to exchange their Series D Preferred Stock into the seucrities issued in a Qualfied Offering.

Additional details of the transaction will be available in the Company’s Form 8-K filed with the Securities & Exchange Commission on or prior to November 29, 2017, and is available at www.sec.gov.

The Company also announced that on November 22, 2017 it recevieved an additional letter from the New York Stock Exchange that it is not in compliance with Section 1003(a)(ii) of the Company Guide relating to the stockholders’ equity and net income continued listing standards. This follows the Company’s announcement on October 24, 2017 that the New York Stock Exchange has accepted the Company’s plan to regain compliance with the NYSE American’s stockholder’s equity continued listing standard (Part 10, Section 1003(a)(iii)). The Company has until February 17, 2019 to regain compliance with the continued listing requirements and believes that the proposed recapitalization will help further address the requirements of the New York Stock Exchange.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet™ technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuard™), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone: 1-888-776-6804 FREE

Email: craigs@inspiremd.com

Crescendo Communications, LLC

David Waldman

Phone: (212) 671-1021

Email: NSPR@crescendo-ir.com